Amendment to Fund Participation Agreement

WHEREAS, Symetra Life Insurance Company (“Company”), JPMorgan Insurance Trust (the “Trust”), JPMorgan Investment Advisors Inc. (the “Adviser”), and JPMorgan Funds Management, Inc. (the “Administrator”) are parties to the Fund Participation Agreement (the “Agreement”) that was made on the 1st day of October 2007 and;

WHEREAS, the Company, the Trust, the Adviser and the Administrator desire to amend the Agreement effective April 24, 2009.

NOW THEREFORE, the parties agree to amend the Agreement as follows:

Schedules A and B of this Agreement are hereby deleted in its entirety and replaced with Schedules A and B attached hereto.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date as of April 24, 2009.

Symetra Life Insurance Company

By:

Name:

Title:

Date:

JPMORGAN INSURANCE TRUST

By:

Name:

Title:

Date:

JPMORGAN INVESTMENT ADVISORS INC.

By:

Name:

Title:

Date:

JPMORGAN FUNDS MANAGEMENT, INC.

By:

Name:

Title:

Date:

SCHEDULE A

SEPARATE ACCOUNTS AND CONTRACTS

Name of Separate Account and Date Established by Board of Directors	Form Number Funded by Separate Account

Symetra Separate Account C September 14, 1993	Symetra Complete VL Symetra Complete Advisor VL Symetra PVUL Symetra Focus VA Symetra Spinnaker VA Symetra Spinnaker Choice VA Symetra Spinnaker Advisor VA

Symetra Separate Account SL November 6, 1986	Symetra Complete Variable Life Symetra Complete Advisor – Variable Life

SCHEDULE B

Portfolios of the Trust

JPMorgan Insurance Trust Balanced Portfolio Class 1

JPMorgan Insurance Trust Core Bond Portfolio Class 1

JPMorgan Insurance Trust Core Bond Portfolio Class 2`

JPMorgan Insurance Trust U.S. Equity Portfolio Class 1

JPMorgan Insurance Trust U.S. Equity Portfolio Class 2

JPMorgan Insurance Trust Diversified Mid Cap Growth Portfolio Class 1

JPMorgan Insurance Trust Diversified Mid Cap Growth Portfolio Class 2

JPMorgan Insurance Trust Mid Cap Value Portfolio Class 1

JPMorgan Insurance Trust Equity Index Portfolio Class 1

JPMorgan Insurance Trust International Equity Portfolio Class 1

JPMorgan Insurance Trust International Equity Portfolio Class 2

JPMorgan Insurance Trust Intrepid Growth Portfolio Class 1

JPMorgan Insurance Trust Intrepid Growth Portfolio Class 2

JPMorgan Insurance Trust Intrepid Mid Cap Portfolio Class 1

JPMorgan Insurance Trust Intrepid Mid Cap Portfolio Class 2

JPMorgan Insurance Trust Small Cap Core Portfolio Class 1

JPMorgan Insurance Trust Small Cap Core Portfolio Class 2

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